SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
______________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 19, 2013, Liberty Media Corporation (“Liberty Media”) entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which it agreed to purchase (the “Purchase”) from investment funds managed by, or affiliated with, Apollo Global Management LLC, Oaktree Capital Management, L.P. and Crestview Partners (collectively, the “Sellers”), upon the terms and subject to the conditions set forth therein, (i) 26,858,577 shares of Class A common stock, par value $0.001 per share (the “Company Common Stock”), of Charter Communications, Inc. (the “Company”) and (ii) warrants to purchase 947,094 shares of Company Common Stock with an exercise price of $46.86 and warrants to purchase 136,202 shares of Company Common Stock with an exercise price of $51.28 (such warrants, the “Warrants” and together with the shares of Company Common Stock purchased, the “Purchase Interests”).
In connection therewith, the Company entered into a Stockholders Agreement (the “Agreement”) with Liberty Media, dated as of March 19, 2013. The Agreement includes the terms described below. The description of the Stockholders Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, which is filed as an Exhibit hereto.
Election and Appointment of Liberty Media Designees
Four of the Sellers' designees to the board of directors of the Company (the “Board”), Bruce Karsh, Edgar Lee, Stan Parker, and Darren Glatt, are expected to resign in connection with the closing of the Purchase (the “Closing”). The Company has agreed to appoint four Liberty Media designees to fill the vacancies to be created by these resignations: John C. Malone, Gregory B. Maffei, Nair Balan and Michael Huseby. It is a condition to closing the Purchase that Liberty Media's designees are appointed to the Board no later than contemporaneously with the Closing.
In addition, the Company has agreed to nominate Liberty Media's designees for election at its 2014 and 2015 annual meetings of stockholders. However, the Company is under no obligation to appoint upon the Closing or nominate and recommend a proposed Liberty Media designee (other than Messrs. Malone and Maffei (or any person who succeeds Mr. Maffei as Chief Executive Officer of Liberty Media)) if the majority of the directors (excluding the Liberty Media designees) determines, in good faith, that service by such nominee as a director would reasonably be expected to fail to meet certain requirements, including applicable stock exchange independence standards and the Company's Corporate Governance Guidelines. In the event of any such determination, Liberty Media would be entitled to designate a replacement director for nomination. During the period specified therein, Liberty Media has agreed to vote its shares of Company Common Stock in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board with respect to the election or removal of directors. The Company has agreed to reimburse the Liberty Media designees for reasonable expenses and provide indemnification and D&O insurance consistent with the Company's existing policies. In addition, Liberty Media's designees (other than any designee who is a director or officer of Liberty Media) shall be entitled to any compensation paid to the Company's non-employee directors for their services as a director. The number of designees that Liberty Media will be entitled to designate for nomination following the Closing will be determined based on Liberty Media's then-ownership interest in the Company.
Limitation on Share Ownership; Standstill
Limitation on Share Ownership. Liberty Media has agreed not to, directly or indirectly, acquire any voting securities of the Company or other securities issued by the Company or any of its subsidiaries that derives its value from any voting security of the Company or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value from such securities, subject to certain exceptions, including (i) the delivery of the Purchased Interests and the receipt of shares of Company Common Stock upon exercise of the Warrants, (ii) the acquisition of shares of Company Common Stock or other securities of the Company as a result of any stock splits, stock dividends or other distributions or recapitalizations or offerings made available by the Company to its stockholders generally, including pursuant to a shareholders rights plan, or (iii) acquisitions that would not result in an increase of Liberty Media's ownership interest in the Company beyond 35% prior to January 2016 and beyond 39.99% thereafter) (the “Ownership Limitation”).
Standstill. Liberty Media is also subject to certain standstill provisions under the Agreement and has agreed, subject to certain exceptions, not to (i) engage in any solicitation of proxies or consents relating to the election of directors, become a participant in any solicitation seeking to elect directors not nominated by the Board or agree or announce an intention to vote with any person undertaking a solicitation or seek to advise or influence a person or group of persons required to file a Schedule 13D with the Securities and Exchange Commission as a person (a “13D Group”), (ii) deposit any voting securities of the Company in any voting trust or similar arrangement that would prevent or materially interfere with the satisfaction of its obligations under the Agreement, (iii) propose any matter for submission to a vote of shareholders of the Company or call or seek to call a meeting of the shareholders of the Company; (iv) grant any proxies with respect to any voting securities of the Company to any person (other than to a designated representative of the Company pursuant to a proxy statement of the Company); (v) form, join, encourage the formation of or engage in discussions relating to the formation of, or participate in a 13D Group with respect to the Company's voting securities; (vi) take any action, alone or in concert with others, or make any public statement not approved by the Board to seek to control or influence the management, the Board or the policies of the Company or any of its subsidiaries other than through participation on the Board and the applicable committees pursuant to the Agreement, respectively; (vii) offer or propose to acquire or agree to acquire (or request permission to do so) whether by joining or participating in a 13D Group or otherwise beneficial ownership of the Company voting securities in excess of the Ownership Limitation except as provided under the Agreement; (viii) enter into any discussions, arrangements or understandings with, or advise, assist or encourage any person with respect to any actions prohibited by the provisions of the Agreement relating to the standstill or limitation on share ownership; (ix) publicly seek or publicly request permission to do any of the foregoing, publicly request to amend or waive any of these standstill provisions, or publicly make or seek permission to make any public announcement with respect to any of the foregoing; (x) enter into any agreement, arrangement or understanding with respect to any of the foregoing; or (xi) contest the enforceability of the Agreement.

The standstill limitations described above will cease to apply to the Company beginning in January 2016, unless the Company determines to nominate Liberty Media's designees for election at 2016 annual meeting of stockholders. In addition, the standstill limitations will cease to apply once Liberty Media owns less than 5% of the Company Common Stock. Further, Liberty Media does not need to comply with the standstill limitations to the extent (i) the Company enters into a definitive agreement for a merger, consolidation or other business combination transaction as a result of which the stockholders of the Company would own less than a majority of the voting power of the resulting corporation, (ii) a tender offer or exchange offer for at least 50.1% of the capital stock of the Company is commenced by a third person which, if consummated, would result in a change of control and either (a) the Board recommends that the Company's stockholders tender their shares in response to such offer or does not recommend against such offer within a certain period of time or (b) the Board later publicly recommends that the Company's shareholders tender their shares in response to such offer; or (iii) in the event that the Company solicits from or enters into discussions with one or more parties with respect to a merger of, or a business combination transaction involving the Company (without inviting Liberty Media to make a similar proposal) or the Company makes a public announcement that it is seeking to sell itself and such announcement is made with the approval of its Board of Directors.

DGCL 203 Waiver/Stockholder Rights Plan
In connection with the Purchase, the Board has approved Liberty Media as an “interested stockholder” under Section 203 of the Delaware General Corporation Law. In addition, the Company has agreed to not implement any other antitakeover defenses, including, without limitation, the adoption of a poison pill, that would adversely affect ability to enjoy its rights of ownership with respect to the Purchased Interests, after taking into account the share ownership limitations described above.
Transfers to Third Parties; Exemptions Under any Future Shareholder Rights Plan
Liberty Media is permitted to transfer its ownership interest in the Company to third parties. The Company has agreed to not adopt a poison pill that would preclude (i) Liberty Media's accumulation of the Company's voting securities up to and including a percentage equal to or less than 39.99%, and (ii) in the event that Liberty Media transfers all or such portion of its voting securities to a third party such that Liberty Media holds less than 15% of the outstanding voting securities of the Company, such third party transferee's accumulation of the Company's voting securities up to and including a percentage less than or equal to 35%.
Termination
The Agreement terminates upon certain events, including (a) upon the mutual written agreement of the Company and Liberty Media, (b) by Liberty Media upon a material breach by the Company of its representations, covenants or agreements thereunder (after opportunity to cure), (c) by the Company upon a material breach by Liberty Media of its representations, covenants or agreements thereunder (after opportunity to cure), (d) upon termination of the Purchase Agreement prior to the closing of the Purchase, (e) the date which is the fifth business day following the date upon which a valid termination notice is timely delivered by either party beginning in January 2017. A termination pursuant to clause (b), (c) or (e) above shall not terminate provisions with respect to the share ownership limitations described above or Liberty Media's ability to transfer its interests to a third party in accordance with the terms of the Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

1.1	Stockholders Agreement of Liberty Media Corporation to purchase Charter Communications, Inc. shares dated March 19, 2013.*
99.1	Press release announcing the Shareholders Agreement dated March 19, 2013.*

___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Date: March 19, 2013		Vice President - Financial Reporting

EXHIBIT INDEX

Exhibit Number	Description

1.1	Stockholders Agreement of Liberty Media Corporation to purchase Charter Communications, Inc. shares dated March 19, 2013.*
99.1	Press release announcing the Shareholders Agreement dated March 19, 2013.*

___________

* filed herewith